Exhibit 10.70

Memorandum on PayPay Card Merchant Agreement

PayPay Card Corporation (“PPCD”) and LY Corporation (“LYC”) agree that the following terms apply preferentially to the PayPay Card Payment Facilitator Agreement (YJ23-30039667; the “Original Agreement”) dated April 1, 2023 between PPCD and LYC and PPCD’s Credit Card Merchant General Terms (Online Sales) and the Memorandum on PayPay Card Merchant Agreement (YJ23-30039674; collectively with the Original Agreement and the PayPay Card Payment Facilitator Agreement, the “Original Contracts”) in connection with PPCD’s acquisition from LYC of LYC’s acquiring business as of April 1, 2023, and enter into this Memorandum on PayPay Card Merchant Agreement (this “Memorandum”).

Article 1

The parties agree to amend “Compatible Stores (Article 1, Paragraph 3 of the Original Agreement)” described in the cover page of the Original Agreement as follows.

(Before amendment)

Compatible Stores (Article 1, Paragraph 3 of the Original Agreement)

Yahoo Commerce (including, but not limited to, Yahoo! Shopping, Yahoo! Auction, and LOHACO)

(After amendment)

Compatible Stores (Article 1, Paragraph 4 of the Original Agreement)

Yahoo Commerce (including, but not limited to, Yahoo! Shopping and Yahoo! Auction)

Article 2

The parties agree to amend “Merchant Fee Rate (Article 12 of the Original Agreement)” described in the cover page of the Original Agreement as set forth in Paragraph 1, and amend the breakdown of the merchant fee rate as set out in Paragraph 2.

1.	Merchant Fee Rate

(Before amendment)

2.34%

(After amendment)

(1) For hometown tax:	1.29%

(2) For cases other than (1) above:	2.34%

2.

The merchant fee rate as set out in the preceding paragraph shall be the fee rate equal to the total of the expenses incurred by PPCD and 0.50% (the “Adjustment Rate”). Upon the revision of the merchant fee rate as set out in Article 12, Paragraphs 3 and 4 of the Original Agreement, PPCD shall notify LYC of the merchant fee rate equal to the total of the expenses incurred by PPCD and the Adjustment Ratio in the same manner.

Article 3  Application of the Original Agreement

This Memorandum shall take effect as of the execution date of this Memorandum and remain in effect until the termination of the Original Contracts.

Article 4  Application of the Original Agreement

The provisions of the Original Contracts other than those set out in this Memorandum shall apply.

October 1, 2024

PPCD:	1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Card Corporation

Tomoaki Tanida, Representative Director

LYC:	1-3 Kioicho, Chiyoda-ku, Tokyo

LY Corporation

Takeshi Idezawa, Representative Director

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